INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statements of The Quizno's Corporation and Subsidiaries on Form S-8 of our report dated December 13, 1999 appearing in the annual report on Form 10-KSB of The Quizno's Corporation and Subsidiaries for the year ended September 30, 1999.



                                    Ehrhardt Keefe Steiner & Hottman PC


January 6, 2000
Denver, Colorado